Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sitestar Corporation. (the “Company”) on Form 10-KSB for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Frank Erhartic, Jr., Chief Executive Officer and President of the Company, and Frank Erhartic, Jr., Chief Financial Officer of the Company, respectively certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ FrankErhartic, Jr.

/s/ FrankErhartic, Jr.

Frank Erhartic, Jr.

Frank Erhartic, Jr.

Chief Executive Officer and President

Chief Financial Officer

April 14, 2004

April 14, 2004